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	SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	-------------------------------------

	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): July 16, 1996

	TCSI Corporation
	(Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On July 16, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

	SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: July 16, 1996

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	INDEX TO EXHIBITS

28.  Press Release, dated July 16, 1996

	TCSI Announces Completion of Software For the Japanese
	Personal Digital Cellular Standard

	Million Dollar Award to TCSI Fuels Development Effort


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For additional information contact:

TCSI Corporation
	Investor Inquiries:
	Leigh Salvo - (510) 649-3800
	Press Inquiries:
	Holly McArthur - (510) 420-5787

	TCSI Announces Completion of Software For the Japanese
	Personal Digital Cellular Standard

	Million Dollar Award to TCSI Fuels Development Effort

BERKELEY, Calif. - July 16, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the Telecom industry, announced today that it has successfully completed development and testing of software for the Japanese Personal Digital Cellular (PDC) standard's newest Revision C. This milestone is the result of a 1996 award of over $1 million from a major semiconductor company to sponsor TCSI's efforts in the PDC cellular software market. This includes the Company's development of a real-time operating system, a choice of compilers, fax and data support, and a TAPI user interface for the PDC standard.

The Japanese market, the second-largest cellular phone market in world, is expected to grow from 9 million to 30 million users by the year 2000. Revision C represents the newly enhanced standard for the growing Japanese digital cellular market. The revision provides for dual voice quality capabilities. The first, with 7.2 kilobits bandwidth, supports standard capacity and the second, with 3.5 kilobits bandwidth, provides almost twice the capacity for cellular carriers, while requiring no additional bandwidth.

"Our software for the updated PDC standard means twice the capacity to carriers, thus reducing their operating costs," stated Hatch Graham, senior vice president and general manager for TCSI. "In addition, our new real-time operating system is a first for manufacturers because it emulates what will actually happen in the field. The operating system runs the software at the same rate at which the cellular phone will operate, making the manufacturing process easier and more efficient. This PDC software can be an essential ingredient for any manufacturer that wants to get cellular technology into Japan and be competitive in that market."

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TCSI, a leader in signal processing and voice compression techniques for many years, provided the voice coding algorithms to the first commercially available digital cellular phone in the United States. The advancements of TCSI in the Japanese market represent the Company's continued leadership in voice coding and compression technology on a global level.

TCSI Corporation

TCSI Corporation provides object-oriented software products, services, and solutions to the Telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. Based in Northern California, TCSI has offices in North America, Europe, and the Pacific Rim. The Company reported revenues of $55.4 million in 1995 and $18.5 million in the first quarter of 1996.

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